Exhibit 10.1

SCHEDULE TO

THE VIRGIN MEDIA INC. (fka NTL INCORPORATED) 2006 STOCK INCENTIVE PLAN

OPERATION OF THE PLAN IN RELATION TO A COMPANY SHARE OPTION PLAN FOR UNITED KINGDOM EMPLOYEES

(Approved by HM Revenue & Customs under Schedule 4, Income Tax (Earnings and Pensions) Act 2003 on 8 January, 2010 under HM Revenue & Customs reference: X105457)

1.                In this Schedule, “Plan” refers to the Virgin Media Inc. 2006 Stock Incentive Plan and unless otherwise stated therein, words and expressions defined in the Plan shall have the same meaning when used in this Schedule.  The provisions of the Plan relating to Options shall apply to the provisions of this Schedule except where expressly varied herein.  References to Sections in this Schedule are to Sections of the Plan.

2.                Options granted by Virgin Media Inc. (the “Corporation”) pursuant to this Schedule will be granted pursuant to an approved share option scheme within the provisions of Chapter 8, Part 7 of Schedule 4 to the United Kingdom Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”).

3.                Only Options may be granted pursuant to this Schedule and not any other form of incentive.  An Option granted under this Schedule shall not be granted to an individual in conjunction with any other form of Award under the Plan.

4.                Section 2 (Definitions) shall be amended in relation to Options granted pursuant to this Schedule, so that:

(i)  Control shall mean the definition of control within Section 995 of the Income Tax Act 2007;

(ii)  Fair Market Value shall mean the average of the highest and lowest share price on which transactions in the Company’s stock are reported on the NASDAQ Global Select Market (or such other market that the Company designates as its primary trading market) on the date of the grant, or if trading does not take place on such a date, the immediately preceding date, or such other basis for determining Fair Market Value as may be authorized to the Company by HMRC from time to time;

(iii)  HMRC shall mean Her Majesty’s Revenue & Customs;

(iv)  Participating Corporation shall mean the Corporation and any Subsidiary Corporation that the Board has determined shall be a constituent company for the purposes of granting Options pursuant to this Schedule (as defined in paragraph 3(3) of Schedule 4 to ITEPA), provided that, on any company ceasing to be a Subsidiary Corporation it shall forthwith cease to be a Participating Corporation;

(v) Redundancy shall mean redundancy as defined in the Employment Rights Act 1996 or the Employment Rights (Northern Ireland) Order 1996;

(vi)  Retirement shall mean retirement on or after reaching the age 65, which shall be the specified age for the purposes of paragraph 35A of Schedule 4 to ITEPA 2003;

(vii)  Shares shall mean fully paid ordinary shares of Common Stock, which comply with the conditions of Part 4 of Schedule 4 to ITEPA 2003;

(viii)  Subsidiary Corporation shall mean any company of which the Corporation has Control.

5.                Any discretion afforded on the Board and/or the Committee in relation to subsisting Options granted pursuant to this Schedule, pursuant to Section 3 (Administration) of the Plan or otherwise, will be exercised in a fair and reasonable manner.

6.                Options granted pursuant to this Schedule may only be granted to employees (including directors who are employees) of a Participating Corporation who are not excluded by paragraph 9 of Schedule 4 to ITEPA 2003 (known as the no material interest requirement) and the definition of “Eligible Individuals” in Section 4 of the Plan (Eligibility) shall be construed accordingly.  In order to be eligible to be granted an Option pursuant to this Schedule, employees who are also directors of a Participating Corporation, must work (in their capacity as director of that Participating Corporation) for at least 25 hours per week excluding meal breaks.

7.                The vesting and/or performance conditions attaching to an Option granted under this Schedule shall be determined at the time of grant and may not be determined following the grant of an Option.  Any performance condition which is imposed on any Option granted under this Schedule must be objective in nature.  Such a condition may only be varied if events occur which cause the Committee to reasonably believe that the original condition is no longer a fair measure of performance.  In such circumstances the Committee may waive the performance condition or may impose a different objective performance condition which, in the fair and reasonable opinion of the Committee, is no more difficult to meet than the original condition was considered to be when it was first set.

8.                No Option may be granted pursuant to this Schedule to any Participant which would result in the aggregate Option Price of Shares comprised in outstanding Options granted to him or her under this Schedule together with the aggregate Option Price of Shares in subsisting options granted to him or her under any other share option scheme (not being a savings-related share option scheme), approved under Schedule 4 to ITEPA 2003 and established by the Corporation or any associated company (within the meaning of Section 416 of the Income and Corporation Taxes Act 1988) exceeding £30,000 (converting, for this purpose, the Option Price into GB Pounds Sterling using the USD/GBP exchange rate at 16.00 Eastern Time as published in the Wall Street Journal on the date of grant of such options).

9.                The Option Price payable on the exercise of each Option granted under this Schedule shall (unless the Board or the Compensation Committee determines otherwise) be denominated in US Dollars.    In the event that a Participant wishes to pay the Option Price in GB Pounds Sterling, the US Dollar Exercise Price shall be converted into GB Pounds Sterling using the USD/GBP exchange rate at 16.00 Eastern Time as published in the Wall Street Journal on the date of exercise of the relevant Option.

10.              No Option granted under this Schedule may be exercised by any Participant at any time when he or she is precluded by paragraph 9 of Schedule 4 to ITEPA 2003 from participating in the Plan pursuant to this Schedule.

11.              Section 6 (Terms and Conditions of Options) shall be amended in relation to Options granted pursuant to this Schedule as follows:

(i)  Section 6(b) (Type of Option) shall be amended and replaced with the following:  “Each Agreement evidencing the grant of an Option under this Schedule may specifically identify the Option as an Incentive Stock Option or a Nonqualified Stock Option where applicable”.

(ii)  Section 6(c) (Option Price) shall be amended so that the words “an Option granted under the Schedule” shall replace the words “Incentive Stock Option”.

(iii)  Section 6(d) (Medium and Time of Payment) shall be amended so that the second sentence shall be replaced with the following: “Payment of the Option Price shall be made in such manner as the Committee may provide in the Agreement evidencing the grant of the Option, which shall include cash, cheque and/or such cashless exercise procedure approved by the Committee (and, to the extent applicable, HMRC) including an undertaking to pay the Option Price using the sale proceeds of the Shares issuable on exercise or withholding the Option Price (with the Participant’s consent) from salary”.

(iv)  Section 6(e) (Term and Exercise of Options) shall be amended such that the words “however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate; provided, further” are deleted.  Section 6(e) shall include the following:  “In order for there to be no charge to income tax and National Insurance contributions in the UK on the exercise of an Option granted pursuant to this Schedule, an Option must be exercised between the third and tenth anniversaries of the date the Option was granted or otherwise in accordance with section 524 of ITEPA 2003”.  Section 6(e) shall also include the following:  “Should an Option be exercised in a valid manner, Shares shall be allotted or transferred to a Participant within 30 calendar days of such exercise”.

(v)  Section 6(g) (Termination) shall be amended such that the words “(or such longer period of up to twelve (12) months as the Committee may determine and notify to the Participant in writing)” are inserted after the words “within three (3) months after such termination”.  The section shall otherwise take effect in the event that a Participant ceases to be an employee of a Participating Corporation (and the entire clause shall be construed accordingly).  Furthermore, in the last sentence of Section 6(g) the words “…or thereafter” shall not apply.

(vi)  Section 6(h) (Death, Disability or Retirement of Participant) shall take effect in the event that a Participant ceases to be an employee of a Participating Corporation by reason of death, Disability or Retirement and the entire clause shall be construed accordingly.  In addition, Section 6(h) shall be amended so that the words “(as determined by the Committee in its sole discretion)” are deleted and the words “Personal Representatives” shall replace the words “…estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant or by a transferee”.

Section 6(h) shall also take effect in the event that a Participant ceases to be an employee of a Participating Corporation by reason of Redundancy.

(vii)  Section 6(i) (Non transferability of Options) shall be amended so that the words “Personal Representatives” shall replace the words “… guardian or legal representative” and that the subsequent words shall be deleted.

(viii) Section 6(j)(2) (Effect of Certain Changes) shall be deleted in its entirety.

(ix) (a) a new Section 6(l) (Exchange of Approved Options) shall be inserted into the Plan for the purposes of granting Options under this Schedule only and it shall read as follows:

“If any company (hereafter “the Acquiring Company”) obtains Control of the Corporation as a result of either:-

(i)         a general offer to acquire the whole of the share capital (other than shares which the Acquiring Company already holds) which is made on a condition such that if it is satisfied the person making the offer will have Control of the Corporation; or

(ii)        a general offer to acquire all the shares in the Corporation of the same class as the Stock (other than Stock which the Acquiring Company already holds); or

(iii)       becomes bound or entitled to acquire shares in the Corporation under Sections 979 to 982 of the Companies Act 2006 or (where relevant) legislation that HM Revenue & Customs agrees is the overseas equivalent thereof; or

(iv)       obtains Control of the Corporation in pursuance of a compromise or arrangement sanctioned by the Court under Section 899 of the Companies Act 2006 or (where relevant) legislation that HM Revenue & Customs agrees is the overseas equivalent thereof, a Participant may, by agreement with the Acquiring Company, within the periods set out in (b) below (and where more than one of such periods shall apply to the same circumstances, within such one of the said periods as the Acquiring Company shall stipulate) release (the “Release”) his Options (the “Old Options”) in consideration of the grant to him of equivalent rights over shares in the Acquiring Company or in another company within paragraph 27(2) of Schedule 4 to ITEPA (the “New Options”).

(b)       The periods referred to in (a) above are as follows:-

(i)         in a case falling within (a)(i) or (ii), the period of six months beginning with the time when the Acquiring Company has obtained Control of the Corporation and any condition subject to which the offer is made is satisfied or waived;

(ii)        in a case falling within (a)(iii), the period during which the Acquiring Company remains bound or entitled as mentioned in (a)(iii); and

(iii)       in a case falling within (a)(iv), the period of six months beginning with the time when the court sanctions the compromise or arrangement.

(c)        The grant of New Options may only take place on the following conditions:-

(i)         the shares over which the New Options are granted (the “New Shares”) comply with the provisions relating to scheme shares contained in paragraphs 16 to 20 of Schedule 4 to ITEPA;

(ii)        the total market value immediately before the Release of the Shares which were subject to the Old Options, is equal to the total market value immediately after the grant of the New Shares in respect of which the New Options are granted to the Participant;

(iii)       (the total amount payable by the Participant for the acquisition of New Shares on complete exercise of the New Options is equal to the total amount that would have been payable for the acquisition of Shares on complete exercise of the Old Options; and

(iv)       the New Options are otherwise identical in terms to the Old Options.

(d)           The New Options shall, for all other purposes of the Plan, be treated as having been acquired at the same time as the Old Options were or were treated as acquired and “date of grant” shall be construed accordingly except that the management board shall, in its discretion (but subject to paragraph 9 of the Schedule) decide, as to whether any objective condition shall continue to apply to the New Options.

(e)           Where the Participant releases his Options under this paragraph (ix), the New Options       granted to him on that Release shall not lapse, nor shall the be entitled to exercise the New Options early, solely by virtue of the circumstances which entitled the Participant to effect the Release.

(f)            Where any New Options are granted pursuant to this paragraph 17 the provisions of the Plan and the Schedule shall be read and construed as if:-

(i)                  references to ‘Shares’ were references to the New Shares;

(ii)                 references to ‘Participant’ were references to the persons to whom such rights are granted; and

(iii)                references to ‘share capital’ were references to the share capital of such Acquiring Company.

For the avoidance of doubt, the provisions of the Plan and the Schedule shall continue to apply in all other respects.

12.              Section 9 (Effect of Certain Changes) shall be amended so that any adjustments made by the Committee shall be subject to:

(i)  paragraph 22(3) of Schedule 4 to ITEPA 2003;

(ii)  the prior approval of HMRC; and

(iii) the shares continuing to satisfy the conditions specified in Part 4 of Schedule 4 to ITEPA 2003.

13.              Section 11 (Agreement by Participant Regarding Withholding Taxes) shall be deleted under this Schedule and substituted with the following wording in relation to Options granted pursuant to this Schedule:

“(1)           In any case where any person (corporation or otherwise) (the “Relevant Person”) is obliged to account or could suffer a disadvantage should it not account:

(a)               for any tax (or similar liability) in any jurisdiction; and/or

(b)              for any social security contributions (or similar liability) in any jurisdiction (including, any secondary Class 1 National Insurance contributions that a Participant has agreed to pay or assumed the liability to pay pursuant to clause 13 (2) below), by virtue of the Option (whether pursuant to its exercise or the acquisition of Shares pursuant to its exercise) (together, the “Tax Liability”) the Relevant Person may recover the Tax Liability from the Participant in such manner as the Committee shall think fit (so far as is permitted by law) and (without prejudice to the generality of the foregoing) exercise of an Option shall be conditional upon the Participant either:

(i)               making a payment to the Relevant Person, of an amount equal to the Tax Liability (or an estimate thereof); or

(ii)              entering into arrangements with the Relevant Person, to secure that such a payment is made.  Such arrangements to include, but not be limited to, the Corporation selling a sufficient number of Shares acquired on the exercise of an Option on the Participant’s behalf and retaining an amount equal to the Tax Liability due from the proceeds or the Participant undertaking to sell a sufficient number of Shares acquired on the exercise of an Option and remitting to the Relevant Person the proceeds thereof.

(2)         Unless the Committee (in its absolute discretion) determines otherwise, the exercise of Options granted under this Schedule is conditional upon the Participant entering into a binding agreement or election form acceptable to the Committee (and in the case of an election, in a form also approved by HMRC), pursuant to which the Participant agrees to pay or assumes liability for the whole of the secondary Class 1 National Insurance contributions arising in respect of the Option.”

14.              Section 12 (Rights as an Employee) shall be deleted in its entirety in relation to Options granted pursuant to this Schedule and replaced with the following: “By participating in the Plan, a Participant accepts that the rights and obligations under the Plan do not form part of the Participant’s terms and conditions of employment with the Corporation or any Subsidiary Corporation and the rights and obligations which the Participant and the Corporation or any  Subsidiary Corporation owe to each other in relation to the Participant’s employment will not be affected by participation in the Plan.  In particular (but without limiting the generality of the foregoing) any Participant whose employment contract is terminated for whatever reason (including, for the avoidance of doubt, where the contract is terminated by the Corporation or any Subsidiary Corporation in breach of contract) shall not be entitled to any compensation for loss of any right or benefit or prospective right or benefit under this Plan which he might otherwise have enjoyed or for the lapse of any right to an Option whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever and by participating in the Plan, the Participant irrevocably waives any such right.  This exclusion applies equally (and without limitation) to any loss arising from the way in which discretion is (or is not) exercised under any Section of the Plan (and, to the extent applicable the Schedule) in particular Section 6(h)) and/or any provision contained in the relevant Agreement, even if the exercise (or non-exercise) of such discretion is, or appears to be, irrational or perverse and/or breaches, or is claimed to breach, any implied term of the Plan, the Agreement or any other contract between the Participant and his employer.”.

15.              Any Options will not count as pay or remuneration when calculating salary related benefits (including pension).

16.              Section 15 (Amendment and Termination) shall apply with the additional requirement that no amendment to a key feature of the Plan (to the extent that it relates to Options granted under this Schedule) and/or this Schedule shall have effect until approved by HMRC.  For the purposes of this clause, “a key feature” is a provision of the Plan and/or the Schedule which is necessary to meet the requirements of this Schedule as provided for in paragraph 30(4) of Schedule 4, ITEPA 2003.